                                                           Exhibits 5.1 and 23.1

                  [Letterhead of Household International, Inc.]

January 31, 2003


Household Affinity Funding Corporation III
1111 Town Center Drive
Las Vegas, Nevada 89144

Gentlemen:

        I am the General Counsel-Treasury & Corporate Law of Household International, Inc., a Delaware corporation ("Household"), the ultimate parent corporation of Household Finance Corporation (the "Servicer"), and an Affiliate of Household Affinity Funding Corporation III (the "Seller") and the Household Affinity Credit Card Master Note Trust I (the "Trust"). I am generally familiar with the proceedings in connection with the Seller's Registration Statement on Form S-3 intially filed December 17, 2002 as amended by Amendment No. 1 to the Registration Statement on Form S-3 filed on January 31, 2003 (the "Registration Statement") pursuant to which Asset Backed Notes (the "Notes") are to be registered for issuance from time to time in series by the Trust. This opinion relates to the issuance by the Trust of the Notes to be sold from time to time in one or more series in amounts to be determined at the time of each sale and as will be set forth in one or more supplements (each, a "Prospectus Supplement") to the prospectus (the "Prospectus") included in the Registration Statement.

        As described in the Registration Statement, the Notes will be issued by the Trust. The Trust is a statutory trust created under the laws of the State of Delaware. The Trust is operated under an trust agreement between the Seller, as transferor, and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Servicer acts as administrator for the Trust under the transfer and servicing agreement between the Seller, Servicer and the Trust. The Servicer, as administrator, will provide the notices and perform on behalf of the Trust certain administrative obligations required by the transfer and servicing agreement and the indenture and the indenture supplement between the Trust and The Bank of New York, as Indenture Trustee (the "Indenture Trustee"). The indenture, the form of indenture supplement, the trust agreement and the transfer and servicing agreement are included as exhibits to the Registration Statement.

        I am, or attorneys under my supervision are, familiar with the proceedings to date with respect to the Registration Statement and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

        Based on the foregoing, it is my opinion that the Notes will be fully paid and non-assessable, legally and validly issued and will be legal and binding obligations of the Trust, when the following have occurred:

        1) the Registration Statement shall have been declared effective by the Commission under the Securities Act of 1933, as amended (the "Act"),

        2) the Notes shall have been duly authenticated by the Indenture Trustee in accordance with the indenture and indenture supplement, and delivered by the Seller in accordance with the underwriting agreement among HFC, the Seller, the Trust and the Underwriters named therein (the "Underwriting Agreement"), and

        3) the Seller shall have received the agreed purchase price for the Notes in accordance with the Underwriting Agreement.

        In giving the opinions expressed herein, I express no opinion other than as to the laws of the State of Illinois, the general corporation law of the States of Delaware and New York and the federal laws of the United States.

        I do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the "Blue Sky" or securities laws of the various states to the sale of the Notes.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name and my opinion in the Prospectus filed pursuant to Regulation C of the Act, in connection with the Registration Statement, including any references to my opinions set forth in the documents incorporated by reference therein. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Patrick D. Schwartz

Patrick D. Schwartz
General Counsel-Treasury & Corporate Law